Exhibit 10.35.2

AMENDMENT NO. 3

TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT dated as of December 17, 2003 (the “Amendment”), is entered into by and between ALIGN TECHNOLOGY, INC., a Delaware corporation (the “Borrower”), and COMERICA BANK (the “Bank”).

RECITAL

A. Borrower and Bank have entered into that certain Loan and Security Agreement dated as of December 20, 2002, as amended by that certain Amendment No. 1 dated as of August 4, 2003, and that certain Second Amendment dated as of September 29, 2003 (as the same may be amended, modified, supplemented or restated hereafter from time to time, the “Loan Agreement”), pursuant to which the Bank has agreed to extend and make available to the Borrower certain advances of money upon the terms and conditions set forth in the Loan Agreement and the other Loan Documents.

B. Borrower and Bank desire to amend certain provisions of the Loan Agreement, as more fully set forth herein.

C. Subject to the representations and warranties of Borrower and upon the terms and conditions set forth in this Amendment, Bank is willing to so amend the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Borrower and Bank hereby agree as follows:

SECTION 1. DEFINITIONS. Capitalized terms used herein without definitions shall have the meanings given to them in the Loan Agreement.

SECTION 2. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is hereby amended as follows:

2.1 Section 2.1(b) – Letter of Credit Usage. Section 2.1(b) of the Loan Agreement is hereby amended by replacing the reference to “One Million Dollars ($1,000,000)” in line thirteen thereof with “Three Million Dollars ($3,000,000).”

2.2 Section 2.4(a)(i) – Interest Rates on Revolving Advances. Section 2.4(a)(i) of the Loan Agreement is hereby amended by replacing the rate of “One and Three Quarters of One Percent (1.75%)” therein with “One-half of One Percent (0.50%).”

2.3 Section 2.6 – Fees. The amount of the Revolving Facility Fee in Section 2.6(b) is hereby increased from “Twenty Five Thousand Dollars ($25,000)” to “Thirty Seven Thousand Five Hundred Dollars ($37,500)”.

2.4 Section 6.2(c) – Financial Statements, Reports, Certificates. Section 6.2(c)(i) of the Loan Agreement is hereby amended and restated to read in its entirety as follows: “audit Borrower’s Accounts one time per calendar year in the absence of an Event of Default.”

2.5 Section 6.6 – Primary Depositary. Section 6.6 of the Loan and Security Agreement is hereby amended to delete the second sentence thereof (requiring Borrower to maintain unrestricted cash with Bank) in its entirety.

2.6 Section 6.7(c) – EBITDA Covenant. The minimum EBITDA covenant is hereby modified to delete the minimum EBITDA amounts shown for the following fiscal quarter ends and replace them with the amounts shown in this Amendment:

12/31/03	$1,000,000
3/31/04	$2,500,000
6/30/04	$3,000,000
9/30/04	$4,000,000
12/31/04 and thereafter	$5,000,000

2.7 Exhibit A – Definitions. The following definitions contained in exhibit A to the Loan Agreement are hereby amended as follows:

(a) “Committed Revolving Line” is hereby amended by replacing the amount “Ten Million Dollars ($10,000,000)” with the amount “Fifteen Million Dollars ($15,000,000).”

(b) “Eligible Accounts” is hereby amended by replacing “fifty percent (50%)” in item (b) with “twenty-five percent (25%).” A corresponding change is hereby made in item 5 of Exhibit D – Borrowing Base Certificate.

(c) “Revolving Maturity Date” is amended by replacing the date “June 20, 2004” with “December 9, 2005.”

SECTION 3. REFERENCE TO AND EFFECT ON THE LOAN AGREEMENT AND OTHER LOAN DOCUMENTS. Upon the effectiveness of this Amendment, on or after the date hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended by this Amendment, and each reference in any other document in which the Loan Agreement is referenced shall also mean and be a reference to the Loan Agreement, as amended by this Amendment.

SECTION 4. LIMITATION OF AMENDMENT. Each of the amendments set forth in Section 2 above shall be limited precisely as written and shall not be deemed to (i) be a modification or amendment to any other term or condition of the Loan Agreement or any other Loan Document, (ii) prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any other Loan Document, or (iii) be a consent to any future amendment, waiver or modification of any other term or condition of the Loan Agreement or any other Loan Document.

SECTION 5. REPRESENTATIONS AND WARRANTIES. In order to induce Bank to enter into this Amendment, Borrower represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Agreement (other than those which expressly speak as of a particular prior date) are true and accurate in all material respects as of the date hereof and (b) no Event of Default has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment, and each of the other Loan Documents to which it is a party;

5.3 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, and each of the other Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower; and

5.4 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application relating to or affecting creditors’ rights, and by equitable principles (regardless of whether endorsement is sought in equity or at law).

SECTION 6. EXPENSES. Borrower agrees to pay to Bank upon demand, the amount of any and all out-of-pocket expenses, including the reasonable fees and expenses of its counsel, which Bank may incur in connection with the preparation, documentation, and negotiation of this Amendment and all related documents.

SECTION 7. FULL FORCE AND EFFECT; REAFFIRMATION. Except to the extent expressly provided in this Amendment, the terms and conditions of the Loan Agreement shall remain in full force and effect. Borrower hereby reaffirms its obligations under each of the Loan Documents to which it is a party.

SECTION 8. CONDITIONS PRECEDENT. This Amendment shall be deemed effective upon the satisfaction of all of the following conditions precedent:

8.1 Amendment. Bank shall have received this Amendment duly executed and delivered by Borrower.

8.2 Payment of Costs. Borrower shall have paid to Bank all costs incurred by Bank in connection with the preparation of this Amendment, including, without limitation, reasonable attorneys’ fees.

SECTION 9. GOVERNING LAW. This Amendment shall be governed by and shall be construed and enforced in accordance with the laws of the state of California.

SECTION 10. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER:	ALIGN TECHNOLOGY, INC.,
a Delaware corporation

	By:	/s/ Eldon M. Bullington

Printed Name: Eldon M. Bullington
Its: Chief Financial Officer and Vice President, Finance

BANK:	COMERICA BANK

	By:	/s/ Kathy Conte

Printed Name: Kathy Conte
Its: Senior Vice President

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